FOR RELEASE June 14, 2010

Contact: ICR, LLC

Ashley M. Ammon

(646) 277-1227

Chindex International, Inc. Reports
Fourth Quarter and Full Year Fiscal 2010 Financial Results

Bethesda, Maryland – June 14, 2010 - Chindex International, Inc. (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, today announced financial results for the fourth quarter and fiscal year ended March 31, 2010.

Financial Highlights:

•	Revenue of $171.2 million in the fiscal year 2010

•	Operating income up 76.6% year over year to $14.4 million in the fiscal year 2010

•	Net income up 65% year over year to $8.2 million in the fiscal year 2010, or $0.52 per diluted share, from $5.0 million, or $0.31 per diluted share in the prior year

Roberta Lipson, President and CEO of Chindex, commented “We are pleased with our fiscal year 2010 financial results in which we demonstrated steady growth in Healthcare Services of 8% and increased profitability for the firm as a whole. We remain enthusiastic about the healthcare services and medical device market opportunity in China, particularly with the confluence we see in China right now, specifically economic development, government support for leading providers and consumer demand for premium care.”

Fourth Quarter 2010 Financial Results

Revenue in the fourth quarter of fiscal year 2010 decreased 30.9% to $41.3 million from $59.7 million in the fourth quarter of fiscal year 2009, reflecting continued growth in Healthcare Services offset by revenue performance in the Medical Products division. Revenue from the Healthcare Services division increased 4.9% to $21.2 million from $20.2 million in the fourth quarter of fiscal year 2009, and reflected growing inpatient and outpatient volume across the network despite construction-related disruption at the Company’s Beijing facility. Consistent with prior quarters, Chindex expects the impact of the expansion work to continue through the opening of the expanded facilities, currently planned for the fall of 2010. Revenue from the Medical Products division was down 49.1% to $20.1 million from $39.5 million in the prior year period. The Company believes that the Ministry of Health Class A review process and timing, along with a general uncertainty around healthcare reform and expenditure, undermined this division’s performance in the fourth quarter of fiscal 2010.

Income from operations in the fourth quarter of fiscal year 2010 was $1.1 million, compared to income from operations of $3.9 million in the same quarter last year. Total operating costs and expenses for the fourth quarter of fiscal year 2010 decreased 28.1% to $40.1 million from $55.8 million in the prior year period, primarily reflecting the decrease of 52.2% in product sales costs to $14.6 million in the fourth quarter of 2010. Operating costs also included $236,000 of development and startup expenses for new clinics, equivalent to $0.01 per diluted share, and non-cash stock compensation expense of $853,000 or $0.05 per diluted share. In the prior year period, the Company’s development and startup expense were $536,000, or $0.03 per diluted share, and non-cash stock compensation expense was $848,000, or $0.05 per diluted share.

The Company recorded a $791,000 provision for taxes, an effective tax rate of 60.6%, in the fourth quarter of fiscal year 2010 as compared to a provision for taxes of $615,000, or an effective tax rate of 15.3%, in the prior year period. The tax rate reflects losses in entities for which the Company cannot yet recognize a benefit.

Net income for the quarter ended March 31, 2010 was $515,000, or $0.04 per diluted share. This compares to net income of $3.4 million, or $0.22 per diluted share, in the prior year period.

Healthcare Services division business results:

In the fourth quarter of fiscal year 2010, revenue increased 4.9% to $21.2 million from $20.2 million in the prior year period. The increase reflects growing inpatient and outpatient volume across the Company’s network offset by near-term disruption related to expansion construction in Beijing.

In the fourth quarter of fiscal year 2010, operating costs were flat on a year over year basis at $18.8 million, and income from operations before foreign exchange loss increased 75.4% to $2.4 million from $1.3 million in the prior year period.

Lipson continued, “Our growth this quarter was consistent with our expectations and reflects continued demand for services across our network, offset slightly by construction-related disruption at our Beijing facility, where we are more than doubling our capacity by calendar year-end. We moved several exciting projects forward this quarter including officially launching the New Hope Oncology Center, entering design phase for the new facility in Tianjin, as well as meeting further demand for our services in Shanghai and Guangzhou. Overall, we remain uniquely positioned as a leading premium provider in China’s healthcare services space and we are looking forward to more progress in the fiscal year ahead.”

Medical Products division business results:

For the fourth quarter of fiscal year 2010, revenue was $20.1 million, down 49.1% from $39.5 million in the prior year period. Revenue performance mainly reflects the Ministry of Health’s Class A review process and timing, which impacts daVinci order flow, along with a general uncertainty around healthcare reform and expenditure, which impacts overall demand and order for medical devices.

Gross profit for the Medical Products division was $5.5 million, compared to $9.0 million in the prior year period. Gross margin was 28% compared to 23% in the prior year period, in line with historical averages and revenue mix. Selling, marketing, general and administrative expenses for the Medical Products division decreased to $5.9 million from $6.3 million in the fourth quarter of the prior year.

Revenue from the Medical Products division was $85.4 million in the fiscal year 2010, a decrease of 7.2% from $92.1 million in the prior year. Gross profit in the division was $23.4 million, which yielded a gross margin of 27%, compared to $23.1 million, which yielded a gross margin of 25%, in the fiscal year 2009. Selling, marketing, general and administrative expenses for the Medical Products division increased 5.2% to $23.7 million from $22.6 million in the prior year, reflecting the increased selling activity.

Lipson added, “Despite the temporary challenges in our Medical Products division, we believe the medical device market in China remains extremely compelling. We believe order and shipment delays related to the regulatory review of high-value technologies is a temporary reality which substantiates the overall demand in the market for these products. Additionally, we are delighted to announce today our strategic partnership with Fosun Pharmaceuticals, a transformative event for Chindex and for our Medical Products division in particular.”

Full Year 2010 Financial Results

During the fiscal year 2010, revenue remained flat on a year over year basis at $171.2 million, compared to $171.4 million in the prior year. Revenue from the Healthcare Services division increased 8.1% to $85.8 million from $79.4 million in fiscal year 2009. Revenue from the Medical Products division was $85.4 million, down 7.2% from $92.1 million in the prior year.

Income from operations increased 76.6% to $14.4 million for the full year ended March 31, 2010, from $8.2 million in the prior year. Total operating costs and expenses for the fiscal year 2010 decreased 4.0% to $156.8 million from $163.3 million in the prior year.

The Company recorded a $6.1 million provision for taxes, or an effective tax rate of 42.6%, in the fiscal year 2010, compared to a provision for taxes of $2.7 million, or an effective tax rate of 35.1%, for the fiscal year 2009.

In the fiscal year 2010, net income increased 65.3% to $8.2 million, or $0.52 per diluted share, from $5.0 million, or $0.31 per diluted share, in the prior year. Non-cash stock compensation expense was $3.3 million during the fiscal year 2010 compared to $2.9 million in the prior year.

Fourth Quarter Fiscal 2010 Conference Call

Management will host a conference call today at 8:00 am ET to discuss financial results.

To participate in the conference call, international callers should dial 1-760-666-3567 and domestic callers should dial 1-877-303-9231 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available from the day of the call at (international) 1-706-645-9291 and (domestic) 1-800-642-1687, passcode 79429622.

This call is also being webcast and will be accessible at Chindex’s website:
http://ir.chindex.com/events.cfm. The event will be archived and available for replay through June 28, 2010.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Healthcare services are provided through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in Beijing, Shanghai, Guangzhou and Wuxi. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-seven years of experience, approximately 1,300 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites http://www.chindex.com and http://www.unitedfamilyhospitals.com

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2009, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended March 31,		Year ended March 31
	2010	2009	2010	2009
Product sales	$20,088	$39,478	$85,413	$92,085
Healthcare services revenue	21,168	20,186	85,778	79,357

Total revenue	41,256	59,664	171,191	171,442

Cost and expenses
Product sales costs	14,553	30,451	62,059	69,027
Healthcare services costs	17,666	17,498	66,467	67,084
Selling and marketing expenses	3,752	3,693	14,361	13,284
General and administrative expenses	4,152	4,161	13,892	13,888

Income from operations	1,133	3,861	14,412	8,159
Other (expenses) and income
Interest expense	(199)	(266)	(983)	(1,004)
Interest income	137	422	1,487	1,738
Miscellaneous income (expense) - net	235	15	(616)	(1,242)

Income before income taxes	1,306	4,032	14,300	7,651
Provision for income taxes	(791)	(615)	(6,096)	(2,687)

Net income	$515	$3,417	$8,204	$4,964

Net income per common share — basic	$.04	$.24	$.56	$.34

Weighted average shares outstanding — basic	14,721,901	14,479,237	14,579,759	14,410,033

Net income per common share — diluted	$.04	$.22	$.52	$.31

Weighted average shares outstanding — diluted	16,188,973	15,744,153	16,132,339	16,021,723

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands except share data)

	March 31, 2010	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$50,654	$20,293
Restricted cash	468	1,854
Investments	37,207	51,502
Accounts receivable, less allowance for doubtful accounts of $6,158 and $5,041, respectively
Product sales receivables	22,760	37,994
Patient service receivables	10,357	8,837
Inventories, net	14,411	11,346
Deferred income taxes	2,843	2,410
Other current assets	3,032	3,239

Total current assets	141,732	137,475
Restricted cash	2,556	1,437
Property and equipment, net	23,678	20,633
Noncurrent deferred income taxes	103	1,031
Other assets	2,774	2,061

Total assets	$170,843	$162,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt, current portion of long-term debt and vendor financing	$1,453	$1,631
Current portion of capitalized leases	—	22
Accounts payable	13,979	12,259
Accrued expenses	14,022	21,141
Other current liabilities	3,826	3,614
Deferred revenue	2,549	1,539
Income taxes payable	2,218	1,568

Total current liabilities	38,047	41,774
Long-term debt, vendor financing and convertible debentures	22,593	23,709
Long-term accrued liabilities	84	—
Long-term deferred revenue	968	595
Long-term deferred tax liability	240	119

Total liabilities	61,932	66,197

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 13,765,857 and 13,452,007 shares issued and outstanding at March 31, 2010 and March 31, 2009, respectively	138	135
Class B stock – 1,162,500 shares issued and outstanding at March 31, 2010 and March 31, 2009, respectively	12	12
Additional paid-in capital	100,269	95,808
Accumulated other comprehensive income	3,016	3,072
Retained earnings (accumulated deficit)	5,476	(2,587)

Total stockholders’ equity	108,911	96,440

Total liabilities and stockholders’ equity	$170,843	$162,637

CHINDEX INTERNATIONAL, INC.
SEGMENT INFORMATION

The Company operates in two businesses: Healthcare Services and Medical Products. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including foreign exchange gains or losses.

(in thousands except share data)

	Healthcare Services		Medical Products	Total

For the three months ended March 31, 2010:

Sales and service revenue	$21,168		$20,088	$41,256
Gross Profit	n/a	*	5,535	n/a
Gross Profit %	n/a	*	28%	n/a
Income (loss) from operations before foreign exchange	$2,351		$(393)	$1,958
Foreign exchange (loss)				(825)

Income from operations				$1,133
Other income, net				173

Income before income taxes				$1,306

As of March 31, 2010:

Assets	$112,929		$57,914	$170,843

	Healthcare Services		Medical Products	Total

For the three months ended March 31, 2009:

Sales and service revenue	$20,186		$39,478	$59,664
Gross Profit	n/a	*	9,027	n/a
Gross Profit %	n/a	*	23%	n/a
Income from operations before foreign exchange	$1,340		$2,693	$4,033
Foreign exchange (loss)				(172)

Income from operations				$3,861
Other income, net				171

Income before income taxes				$4,032

As of March 31, 2009:

Assets	$94,675		$67,962	$162,637

	Healthcare Services		Medical Products	Total

For the twelve months ended March 31, 2010:

Sales and service revenue	$85,778		$85,413	$171,191
Gross Profit	n/a	*	23,354	n/a
Gross Profit %	n/a	*	27%	n/a
Income (loss) from operations before foreign exchange	$14,393		$(366)	$14,027
Foreign exchange gain				385

Income from operations				$14,412
Other (expense), net				(112)

Income before income taxes				$14,300

As of March 31, 2010:

Assets	$112,929		$57,914	$170,843

	Healthcare Services		Medical Products	Total

For the twelve months ended March 31, 2009:

Sales and service revenue	$79,357		$92,085	$171,442
Gross Profit	n/a	*	23,058	n/a
Gross Profit %	n/a	*	25%	n/a
Income from operations before foreign exchange	$7,309		$508	$7,817
Foreign exchange gain				342

Income from operations				$8,159
Other (expense), net				(508)

Income before income taxes				$7,651

As of March 31, 2009:

Assets	$94,675		$67,962	$162,637